                                                                      Exhibit 25

                                                                  Conformed Copy

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                               Marine Midland Bank
               (Exact name of trustee as specified in its charter)

                New York                              16-1057879
           (Jurisdiction of incorporation          (I.R.S. Employer
            or organization if not a U.S.         Identification No.)
            national bank)

            140 Broadway, New York, N.Y.              10005-1180
           (212) 658-1000                             (Zip Code)
           (Address of principal executive offices)

                               Warren L. Tischler
                              Senior Vice President
                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-6560
            (Name, address and telephone number of agent for service)

                        KINDERCARE LEARNING CENTERS, INC.
               (Exact name of obligor as specified in its charter)

            Delaware                                  63-0941966
            (State or other jurisdiction           (I.R.S. Employer
            of incorporation or organization)      Identification No.)

            2400 Presidents Drive
            Montgomery, Alabama                          36116
            (334) 277-5090                             (Zip Code)
            (Address of principal executive offices)

                    9 1/2% Senior Subordinated Notes due 2009
                         (Title of Indenture Securities)

                                     General

Item 1. General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervisory authority to which it is subject.

            State of New York Banking Department.

            Federal Deposit Insurance Corporation, Washington, D.C.

            Board of Governors of the Federal Reserve System,
            Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2. Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None

Item 16.  List of Exhibits.


Exhibit

T1A(i)               *     -     Copy of the Organization Certificate of
                                 Marine Midland Bank.

T1A(ii)              *     -     Certificate of the State of New York
                                 Banking Department dated December
                                 31, 1993 as to the authority of Marine
                                 Midland Bank to commence business.

T1A(iii)                   -     Not applicable.

T1A(iv)              *     -     Copy of the existing By-Laws of Marine
                                 Midland Bank as adopted on January
                                 20, 1994.

T1A(v)                     -     Not applicable.

T1A(vi)              *     -     Consent of Marine Midland Bank
                                 required by Section 321(b) of the Trust
                                 Indenture Act of 1939.

T1A(vii)                   -     Copy of the latest report of condition
                                 of the trustee (December 31, 1996),
                                 published pursuant to law or the
                                 requirement of its supervisory or
                                 examining authority.

T1A(viii)                  -     Not applicable.

T1A(ix)                    -     Not applicable.

     * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 27th day of February, 1997.

                               MARINE MIDLAND BANK


                               By: /s/ Eileen M. Hughes
                                   ----------------------------
                                   Eileen M. Hughes
                                   Assistant Vice President

                                                               Exhibit T1A (vii)

                                Board of Governors of the Federal Reserve System
                                OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
Federal Financial               Office of the Comptroller of the Currency
Institutions Examination        OMB Number: 1557-0081
Council                         Expires March 31, 1999
--------------------------------------------------------------------------------

This financial information has not                                           ---
been reviewed, or confirmed for                                               1
accuracy or relevance, by the                                                ---
Federal Reserve System.                     Please refer to page i,
                                            Table of Contents, for
                                            the required disclosure
                                            of estimated burden.

--------------------------------------------------------------------------------

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices--FFIEC 031

Report at the close of business December 31,         (950630)
1996                                                -----------
                                                    (RCRI 9999)

This report is required by law; 12 U.S.C. ss.324 (State member banks); 12 U.S.C. ss. 1817 (State nonmember banks); and 12 U.S.C. ss.161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli- dated foreign subsidiaries, or International Banking Facilities.

--------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   ------------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Gerald A. Ronning
--------------------------------------------------------=
Signature of Officer Authorized to Sign Report

          1/27/97
--------------------------------------------------------=
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Bernard J. Kennedy
--------------------------------------------------------=
Director (Trustee)

   /s/ Northrup R. Knox
--------------------------------------------------------=
Director (Trustee)

   /s/ Henry J. Nowak
--------------------------------------------------------=
Director (Trustee)

--------------------------------------------------------------------------------
For Banks Submitting Hard Copy Report Forms:

State Member Bank: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

--------------------------------------------------------------------------------
FDIC Certificate Number  |0|0|5|8|9|
                         -----------

                         (RCRI 9030)

NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
       Name of Bank                City

in the state of New York, at the close of business
December 31, 1996


ASSETS
                                                         Thousands
                                                         of dollars
Cash and balances due from depository institutions:

Noninterest-bearing balances
currency and coin ................................                   $  967,072
   Interest-bearing balances .....................                    1,867,936
   Held-to-maturity securities ...................                            0
   Available-for-sale securities .................                    2,841,138

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

Federal funds sold ...............................                    1,606,822
Securities purchased under
agreements to resell .............................                      235,041

Loans and lease financing receivables:

   Loans and leases net of unearned
   income ........................................      14,555,533
   LESS: Allowance for loan and lease
   losses ........................................         415,451
   LESS: Allocated transfer risk reserve .........               0

   Loans and lease, net of unearned
   income, allowance, and reserve ................                   14,140,082
   Trading assets ................................                      891,546
   Premises and fixed assets (including
   capitalized leases) ...........................                      189,690

Other real estate owned ..........................                        1,144
Investments in unconsolidated
subsidiaries and associated companies ............                            0
Customers' liability to this bank on
acceptances outstanding ..........................                       17,549
Intangible assets ................................                      187,259
Other assets .....................................                      399,875
Total assets .....................................                   23,345,154

LIABILITIES

Deposits:
   In domestic offices ...........................                   15,864,140

   Noninterest-bearing ...........................       4,242,927
   Interest-bearing ..............................      11,621,213

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs ...........................                    3,036,069

   Noninterest-bearing ...........................               0
   Interest-bearing ..............................       3,036,069

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased .......................                    1,225,738
   Securities sold under agreements to
   repurchase ....................................                       58,491
Demand notes issued to the U.S. Treasury .........                      181,786
Trading Liabilities ..............................                      234,555

Other borrowed money:
   With original maturity of one year
   or less .......................................                       26,912
   With original maturity of more than
   one year ......................................                            0
Mortgage indebtedness and obligations
under capitalized leases .........................                       33,120
Bank's liability on acceptances
executed and outstanding .........................                       17,549
Subordinated notes and debentures ................                      397,522
Other liabilities ................................                      386,942
Total liabilities ................................                   21,462,824
Limited-life preferred stock and
related surplus ..................................                            0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus ..........................................                            0
Common Stock .....................................                      185,000
Surplus ..........................................                    1,633,431
Undivided profits and capital reserves ...........                       54,753
Net unrealized holding gains (losses)
on available-for-sale securities .................                        9,146
Cumulative foreign currency translation
adjustments ......................................                            0
Total equity capital .............................                    1,882,330
Total liabilities, limited-life
preferred stock, and equity capital ..............                   23,345,154